EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          INTERPLAY ENTERTAINMENT CORP.
                             A DELAWARE CORPORATION

         INTERPLAY ENTERTAINMENT CORP., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify:

         1. The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation, and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         "NOW, THEREFORE, BE IT RESOLVED, that the first sentence of the first grammatical paragraph of Article 4 of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

         "The total number of shares of all classes of stock which this Corporation shall have authority to issue is 105,000,000, of which (i) 100,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share."

         2. The holders of the necessary number of shares of capital stock of the Corporation voted in favor of the foregoing amendment in accordance with the applicable provisions of the Delaware General Corporation Law.

         3. Said amendment was duly adopted in accordance with the provisions of
Section 242 of the Delaware General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Interplay Entertainment Corp. has caused this certificate to be signed by its duly authorized Chief Executive Officer, Brian Fargo, and attested by its duly authorized Secretary, Robert Katchen, this 25th day of October, 2000.

                                          INTERPLAY ENTERTAINMENT CORP.,
                                          a Delaware corporation


                                          By: /s/ Brian Fargo
                                              ----------------------------------
                                               Brian Fargo,
                                               Chief Executive Officer
ATTEST:
/s/ Robert Katchen
----------------------------
Robert Katchen,
Secretary